     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1997
                                                 REGISTRATION NO.333-___________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                             ___________________


                              AIRWAYS CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                59-3315474
        (State or Other Jurisdiction of               (I.R.S. Employer
         Incorporation or Organization)             Identification Number)

                             ___________________


                    6280 HAZELTINE NATIONAL DRIVE, SUITE 100
                             ORLANDO, FLORIDA 32822
      (Address, including zip code, of registrant's principal executive offices)

                             ___________________


                              AIRWAYS CORPORATION
                             1995 STOCK OPTION PLAN
                                      AND
                        1995 DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                             ___________________


                          Robert D. Swenson, President
                    6280 Hazeltine National Drive, Suite 100
                            Orlando, Florida  32822
                                 (407) 859-1579
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ___________________


                                  COPY TO:
                            Randolph H. Fields, Esq.
             Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
                      111 North Orange Avenue, 20th Floor
                            Orlando, Florida  32801
                           Telephone: (407) 420-1000
                           Telecopier: (407) 420-5909


                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                                                   PROPOSED
                                                                    PROPOSED MAXIMUM                MAXIMUM             AMOUNT OF
   TITLE OF SECURITIES                      AMOUNT TO BE           OFFERING PRICE PER              AGGREGATE           REGISTRATION
     TO BE REGISTERED                        REGISTERED                 SHARE(1)                OFFERING PRICE(1)         FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share        150,000                    $4.6875                    $703,125.00         $213.07
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the last sale price of the Common Stock on September 9, 1997 as reported on the Nasdaq National Market System.
================================================================================

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT


         This Registration Statement is being filed to register an additional 150,000 shares of the Common Stock of the Registrant under the Registrant's 1995 Stock Option Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 33-98568 are hereby incorporated in this Registration Statement by reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

Exhibit
Number           Description

 5.1 Opinion of Greenberg Traurig as to the legality of the shares of common stock being registered.

10.1             1995 Stock Option Plan.

23.1             Consent of KPMG Peat Marwick, LLP.

23.2 Consent of Greenberg Traurig (included in its opinion filed as Exhibit 5.1).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando and the State of Florida on the 15th day of September, 1997.

                                                  AIRWAYS CORPORATION


                                                  By: /s/  ROBERT D. SWENSON
                                                     -------------------------
                                                  Robert D. Swenson
                                                  Chairman, President
                                                  and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on September 15, 1997.

                   SIGNATURE                                                 TITLE
                   ---------                                                 -----
 /s/  ROBERT D. SWENSON                               Chairman of the Board, President, Chief Executive
 -------------------------------------------          Officer and Director (Principal Executive Officer)
 Robert D. Swenson

 /s/  MARK B. RINDER                                  Chief Financial Officer, Vice  President-Finance,
 -------------------------------------------          Treasurer and Secretary (Chief Financial Officer)
 Mark B. Rinder

                                            *         Director
 --------------------------------------------
 John K. Ellingboe

                                            *         Director
 --------------------------------------------
 Roger T. Munt

                                            *         Director
 --------------------------------------------
 Alan R. Stephen


__________________

*  By Robert D. Swenson pursuant to power of attorney.





                                     - 3 -